Exhibit 1.1

Sapphire Industrials Corp.

80,000,000 Units1

Common Stock

Warrants

Underwriting Agreement

New York, New York

        , 2008

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representative of the several underwriters listed

in Schedule I hereto (the “Underwriters”)

Ladies and Gentlemen:

Sapphire Industrials Corp., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. (the “Representative”) is acting as representative, an aggregate of 80,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional 12,000,000 Units to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The offer and sale of the Securities by the Underwriters is referred to herein as the “Offering.” Certain capitalized terms used in this agreement and not otherwise defined are defined in Section 19 hereof.

Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (a “Warrant”). The shares of Common Stock and the Warrants included in the Units will not be separately transferable until the thirty-fifth (35) day after the date of the Prospectus (as defined herein) or unless the Representative allows earlier trading, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the gross proceeds of the Offering and the filing by the Company of such audited balance sheet with the Commission on a Form 8-K or similar form and (b) the Company including in such Form 8-K or similar form information indicating when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $7.50, subject to certain adjustments, during the period commencing on the later of the completion by the Company of its Initial Business Combination or one year from the date of the Prospectus (provided in each case

[1]	Plus an option to purchase from the Company, up to 12,000,000 additional Units to cover over-allotments.

that the Company has an effective and current registration statement under the Act covering the shares of Common Stock issuable upon exercise of the warrants) and terminating on the four-year anniversary of the date of the Prospectus or earlier upon redemption or liquidation of the Trust Account (as defined below). As used herein, the term “Initial Business Combination” shall mean any acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, of one or more businesses or assets.

On October 2, 2007, pursuant to the several Initial Unit Subscription Agreements (the “Initial Subscription Agreements”), and after giving effect to one or more Unit splits, the Company sold in a private placement to Lazard Funding Limited LLC (“Lazard”), Donald G. Drapkin, Douglas C. Taylor, Charles G. Ward, Thomas Dooley, R. Ian Molson, David M. Schizer and Ronald J. Kramer (the “Founders”), and the Founders agreed to purchase from the Company, 23,000,000 Units, each Unit consisting of one share of Common Stock (the “Founder Shares”), and one warrant to purchase one share of Common Stock (the “Founder Warrants”; together with the Founder Shares, the “Founder Units”) for an aggregate purchase price of $143,750.00. On January     , 2008, pursuant to an Amended and Restated Subscription Agreement (the “Insider Warrant Subscription Agreement”; together with the Initial Subscription Agreements, the “Subscription Agreements”) the Company agreed to sell in a private placement to Lazard, and Lazard agreed to purchase from the Company, 12,500,000 warrants to purchase one share of Common Stock (the “Insider Warrants”) for an aggregate purchase price of $12,500,000.00. The Underwriters have reserved 5,000,000 Units (the “Offering Units”) of the Underwritten Securities for purchase by Lazard in the Offering at a purchase price of $10.00 per Offering Unit without any Underwriters’ discount or commission.

The Founder Units are identical to the Units except that the Founders have each agreed (i) up to an aggregate of 3,000,000 Founder Units are subject to redemption to the extent the over-allotment option to purchase the Option Securities is not exercised in full by the Underwriters on a pro rata basis with respect to each such Founder, (ii) the Founder Units will be placed in escrow pursuant to the Escrow Agreement (as defined below), (iii) the Founder Warrants will become exercisable after the consummation of the Initial Business Combination if and when the last sales price of the Units exceeds $13.50 per share for any 20 trading days within any 30-trading day period beginning 90 days following the Initial Business Combination, (iv) the Founder Warrants will not be redeemable by the Company as long as they are held by the Founders, or their permitted transferees, other than as part of a redemption of Founder Units to the extent the over-allotment option to purchase the Option Securities is not exercised in full by the Underwriters, (v) the Founder Warrants will not expire until the fifth anniversary of the date of the Prospectus, (vi) to vote the Founder Shares in the same manner as the majority of shares voted by the Public Stockholders at the special or annual meeting called for the purpose of approving the Initial Business Combination or any extension of the Company’s corporate existence to up to 36 months if the Company has entered into a definitive agreement with respect to an Initial Business Combination within 24 months of the date of the Prospectus and to vote any other shares of Common Stock owned by them in favor of the Initial Business Combination or any extension of the Company’s corporate existence to up to 36 months if the Company has entered into a definitive agreement with respect to an Initial Business Combination within 24 months of the date of the Prospectus, (vii) the Founders will not be able to exercise conversion rights with respect to the Founder Shares, and (viii) to waive their rights to participate in any liquidation distribution with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination.

The Insider Warrants are identical to the Warrants contained in the Units except that Lazard has agreed that the Insider Warrants (i) are non-redeemable so long as they are held by Lazard or its permitted transferees and (ii) will not be sold or transferred by Lazard (except to employees of Lazard or to the Company’s directors at the same cost per Insider Warrant originally paid by Lazard who agree to be bound by the same restrictions) until 90 days after the consummation of the Initial Business Combination, it being understood that the Insider Warrants may be exercised even if a registration statement registering the Insider Warrants and the shares of Common Stock issuable upon exercise of the Insider Warrants is not effective.

The Offering Units are identical to the Units except that Lazard has agreed that, if it elects to purchase the Offering Units (i) the Offering Units will not be sold or transferred until 180 days after the consummation of an Initial Business Combination, unless a liquidation occurs, and (ii) Lazard has agreed to vote the shares of Common Stock included within the Offering Units in favor of the Initial Business Combination and any extension of the Company’s corporate existence to up to 36 months if the Company has entered into a definitive agreement with respect to an Initial Business Combination within 24 months of the date of the Prospectus; provided, however, that Lazard may transfer up to 2,000,000 Offering Units to LFCM Holdings or its subsidiaries or affiliates at the same price per Unit paid by Lazard in the Offering at any time prior to the announcement of the Initial Business Combination; provided that the transferee of such Offering Units agrees (X) to be bound by the Escrow Agreement (as defined herein), (Y) to vote all shares of Common Stock underlying such Offering Units in favor of the Initial Business Combination and any extension of the Company’s corporate existence to up to 36 months if the Company has entered into a definitive agreement with respect to an Initial Business Combination within 24 months of the date of the Prospectus and (Z) to waive conversion rights with respect to the shares of Common Stock underlying such Offering Units. If Lazard elects not to purchase the Offering Units, the Underwriters may sell them to the public.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants, the Founder Warrants and the Insider Warrants, with Mellon Investor Services LLC, as warrant agent (the “Warrant Agent”), in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”) pursuant to which the Warrant Agent will act as such in connection with the issuance, registration, transfer, exchange redemption and exercise of the Warrants and Insider Warrants.

Lazard has entered into an agreement (the “Buyback Agreement”) with Citigroup Global Markets Inc. (the “Broker”), in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which it will place limit orders for up to $37,500,000.00 of Common Stock (the “Aftermarket Shares”), commencing two business days after the Company files a preliminary proxy statement relating to an Initial Business Combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Initial Business Combination is to be approved, or earlier in certain circumstances (the “Buyback Period”). These limit orders will require Lazard to purchase any shares of Common Stock offered for sale at or below a price equal to the per share value of the Trust Account (as defined herein) as reported in the Company’s most recent annual report on Form 10-K or quarterly report on From 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $37,500,000.00 in total. The purchase of such shares will be made by Broker or another broker dealer mutually agreed upon by Broker and Lazard. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the Broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Lazard agrees to vote the shares purchased pursuant to the Buyback Agreement to approve the Company’s Initial Business Combination and any extension of the Company’s corporate existence to up to 36 months if the Company has entered into a definitive agreement with respect to an Initial Business Combination within 24 months of the date of the Prospectus and will not be permitted to exercise conversion rights with respect to such shares; provided that Lazard will participate in any liquidation distributions with respect to such shares in the event the Company fails to complete an Initial Business Combination. In addition, Lazard has agreed that it will not sell or transfer any shares of Common Stock purchased by it pursuant to the Buyback Agreement until 180 days after the Company has completed its Initial Business Combination.

Lazard has agreed to apply any portion of the $37,500,000 not used to purchase Aftermarket Shares to purchase units from the Company, at a price of $10.00 per unit (the “Co-Investment Units”), immediately prior to the consummation of the Initial Business Combination, pursuant to the Co-Investment Units Subscription Agreement (the “Co-Investment Agreement”), in substantially the form filed as an exhibit to the Registration Statement.

The Company will enter into a Trust Account Agreement, dated as of the date hereof, with Mellon Bank, N.A. (the “Trustee”), as account agent, in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Insider Warrants and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and holders of the Securities.

The Company has entered into an agreement substantially in the form filed as an exhibit to the Registration Statement (the “Services Agreement”) with Lazard pursuant to which the Company will pay Lazard a fee of $15,000 per month for providing it with certain services, as well as the use of certain limited office space, including a conference room, in New York City, from the date hereof until the earlier of (i) the consummation of the Initial Business Combination and (ii) the liquidation of the Company.

The Company will enter into a Registration Rights Agreement dated as of the date hereof in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to the Founders and their permitted transferees in respect of the Founder Units, the Founder Shares, the Founder Warrants, the Insider Warrants, the Offering Units, if any, the Aftermarket Shares, if any, the Co-Investment Units, if any, and all shares of Common Stock underlying such Co-Investment Units and Offering Units, if any, including the shares of Common Stock issuable upon exercise of the Founder Warrants, the Insider Warrants and the warrants included in the Co-Investment Units.

Each of the Founders have entered into letter agreements dated no later than the Closing Date, in substantially the forms filed as Exhibits 10.01 through 10.08 to the Registration Statement, as may be amended from time to time, (the “Insider Letters”), pursuant to which each Founder agreed to certain matters described as being agreed to by them under the “Proposed Business” section of the Disclosure Package and the Prospectus.

Upon the Closing Date, the Founders will have deposited the Founder Units, Insider Warrants and Offering Units, if any, in an escrow account (the “Escrow Account”) maintained by Mellon Investor Services LLC pursuant to a Securities Escrow Agreement dated as of the date hereof, substantially in the form filed as an exhibit to the Registration Statement (the “Escrow Agreement”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the term Underwriters shall mean either the singular or plural as the context requires.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(1) Effectiveness of Registration Statement. The Company has prepared and filed with the Commission a registration statement (file number 333-144523) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Disclosure Package) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein.

(2) Effective Date. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(3) Execution Time. At the Execution Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(4) Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-33914) providing for the registration under the Exchange Act of the Units, the Common Stock and the Warrants, which registration is currently effective on the date hereof.

(5) No Stop Orders, Etc. Neither the Commission, nor, to the Company’s knowledge, any state regulatory authority, has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(6) Disclosure of Agreements. The agreements and documents described in the Disclosure Package, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the

Prospectus); and the statements in the Disclosure Package and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Transactions,” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(7) Capitalization. The Company’s authorized equity capitalization is as set forth in the Disclosure Package, the Registration Statement and the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package, the Registration Statement and the Prospectus.

(8) Outstanding Securities. The outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the securities were not issued in violation of the preemptive rights of any holders of any other security of the Company or similar contractual rights granted by the Company. The offers and sales of the Founder Units and the Insider Warrants were at all relevant times, based in part on the representations and warranties of the purchaser of such securities, exempt from registration under the Act. Except as set forth in the Prospectus, the holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(9) Securities Sold Pursuant to this Agreement.

(i) The Units have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to this Agreement will be validly issued, fully paid and non-assessable.

(ii) The Common Stock included in the Units has been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iii) The Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iv) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders. Such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(v) The certificates for the Common Stock are in valid and proper form under the Delaware General Corporation Law.

(10) Registration Rights of Third Parties. Except as set forth in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(11) Prior Securities Transactions.

(i) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(ii) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

(12) Founder Units and Insider Warrants. The Founder Units have been duly authorized and are validly issued and are fully paid and non-assessable. The Insider Warrants have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Insider Warrant Subscription Agreement against payment therefor by Lazard pursuant to the Insider Warrant Subscription Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Founder Warrants and Insider Warrants have been duly authorized and reserved for issuance and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the applicable Subscription Agreements and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

(13) Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business in each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the financial condition, prospects, earnings, or business of the Company (in each case a “Material Adverse Effect”).

(14) Validity and Binding Effect of Agreements.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Escrow Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and, to the Company’s knowledge, and each of the Founders, enforceable against the Company and, to the Company’s knowledge, each of the Founders, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iii) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iv) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) The Subscription Agreements have been duly authorized, executed and delivered by the Company, and each is a valid and binding agreement of the Company, enforceable against the Company, respectively in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(vi) The Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(viii) The Buyback Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ix) The Co-Investment Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) To the Company’s knowledge, each of the Insider Letters has been duly authorized, executed and delivered by the Founders and as of the Closing Date will be a valid and binding agreement of each of the Founders, respectively, enforceable against each of the Founders respectively in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(15) Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the consummation or performance by the Company of the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Buyback Agreement, the Subscription Agreements, the Escrow Agreement, the Services Agreement, the Registration Rights Agreement, or the Insider Letters, except such as have been obtained under the Act, such as may be required under the federal and provincial securities laws of Canada, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(16) No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Escrow Agreement, the Warrant Agreement, the Subscription Agreements, the Services Agreement, the Registration Rights Agreement, the Buyback Agreement, the Co-Investment Agreement or the Insider Letters will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company, (ii) the terms of any contract, lease, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(17) No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any contract, lease, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound, or (iii) any statute, law, rule, regulation, or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(18) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(19) Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Disclosure Package, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Disclosure Package, Prospectus and Registration Statement fairly present, on the basis stated in the Disclosure Package, the Prospectus and Registration Statement, the information included therein.

(20) Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(21) Independent Accountants. Deloitte & Touche LLP (“Deloitte & Touche “) are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (the “PCAOB”) (including the rules and regulations promulgated by such entity). Deloitte & Touche has not, during the periods covered by the financial statements included in the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(22) Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) that are effective as of the date hereof.

(23) Sarbanes Oxley/AMEX Rules.

(i) Solely to the extent that the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes Oxley Act”) have been applicable to the Company, there is and has been no material failure on the part of the Company to comply with any provision of the Sarbanes Oxley Act. The Company has taken all necessary actions to ensure that it is in material compliance with all provisions of the Sarbanes Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes Oxley Act not currently applicable to the Company.

(24) AMEX Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Part 8 of the American Stock Exchange’s AMEX Company Guide, as amended (the “AMEX Company Guide”). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide.

(25) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(26) Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or to the Company’s knowledge, any Founder, or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(27) Tax Returns. The Company has not been required to date to file any foreign, federal, state or local tax returns and no tax or other assessment, fine or penalty has been or is due and payable by the Company.

(28) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(29) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(30) Certain Regulatory Matters.

(i) Foreign Corrupt Practices Act. Neither the Company, any officer of the Company, Lazard nor, to the knowledge of the Company any director, agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, except as would not reasonably be expected to have a Material Adverse Effect.

(ii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administrated or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no actions, suit or proceeding by or before any court or governmental agency , authority or body or any arbitrator against the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(iii) OFAC. Neither the Company, any officer of the Company, Lazard nor, to the knowledge of the Company any director,

agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company (either directly or through the Trust Account) will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(iv) Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company nor, to the knowledge of the Company, any officer or director of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(31) D&O Questionnaires. To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Founders and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Founders to become inaccurate and incorrect.

(32) Initial Business Combination. Except as disclosed in the Disclosure Package and the Prospectus, prior to the date hereof, none of the Company, nor to the knowledge of the Company, its officers and directors or, any affiliates (including the Founders) thereof had, and as of the Closing Date, the Company and to the knowledge of the Company, such officers and directors or their affiliates (including the Founders) will not have had: (a) any specific Initial Business Combination under consideration or contemplation or (b) any interactions or discussions with any target business relating to a possible Initial Business Combination.

(33) FINRA Matters.

(i) Except as described in the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, or, to the knowledge of the Company, any of the Founders with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, any Founder that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(ii) The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member participating in the Offering; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member participating in the Offering, within the twelve months prior to the Effective Date, other than payments to the Underwriters.

(iii) Other than Lazard, Donald G. Drapkin, Douglas C. Taylor, Charles G. Ward and Thomas Dooley, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of FINRA.

(iv) Other than Donald G. Drapkin, Douglas C. Taylor and Charles G. Ward, no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

(v) No Company Affiliate has made a subordinated loan to any member of FINRA.

(vi) No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Disclosure Package and the Prospectus) will be paid at or in connection with the closing of the Offering to any FINRA member, or any persons associated or affiliated with a member of the FINRA, in each case that is participating in the Offering.

(vii) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential “underwriter and related person[s]” (as defined by FINRA rules) in the Offering within the 180-day period prior to the initial filing date of the Registration Statement.

(34) Non-Competition Agreements. To the knowledge of the Company, and except as disclosed in the Prospectus none of the Founders nor any director or officer of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect its ability to be and act in the capacity of shareholder, officer or director of the Company.

(35) Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(36) No Influence. The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(37) Listing. The Securities have been duly listed and admitted and authorized for listing on the American Stock Exchange subject only to official notice of issuance, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

(38) Free Writing Prospectus. The Company has not prepared or used an Issuer Free Writing Prospectus.

(39) Rule 419. Following delivery and payment for the Underwritten Securities on the Closing Date and the filing of the Closing From 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.742 per Unit (subject to adjustment pursuant to Section 2(c)), other than with respect to the Offering Units, in which case the purchase price therefor shall be $10.00 per Offering Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 12,000,000 Option Securities at a purchase price of $9.742 per Unit. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Securities as to which the several

Underwriters are exercising the option and the settlement date. Each Underwriter shall purchase the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price of $10.00 per Unit represented by the purchase price set forth in Section 2(a) hereto, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.317 per Unit (for both Underwritten Securities and Option Securities, other than Offering Units) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account as described in the Registration Statement if and when the Company consummates a Initial Business Combination. The Underwriters hereby agree that if no Initial Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Stockholders, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount as described in the Registration Statement. The Company hereby agrees that it will not make any amendments to the Trust Agreement or to Exhibit A to the Trust Agreement in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount as contemplated herein and therein without the written consent of the Underwriters.

3. Delivery and Payment. (a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on     , 2008, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described in this Section 3. Delivery of the Underwritten Securities and the Option Securities, if any, shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) Payment for the Underwritten Securities shall be made as follows: $         shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and the remaining proceeds shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities (or through the facilities of DTC) for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Underwritten Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities.

(c) Payment for the Option Securities shall be made as follows: $9.742 per Option Security shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative request not less than two (2) Business Days prior to the Closing Date and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) Business Day prior to such Closing Date. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Filing of Prospectus; Notice to Representative; Stop Orders. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as reasonably practicable.

(b) Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will, (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Delivery of Documents. The Company will furnish to the Representative, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(f) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Lock-Up. The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units, shares of Common Stock, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this Agreement, (the “Restricted Period”) provided, however, that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that (w) the Company may issue and sell the Insider Warrants and the Co-Investment Units, (x) pursuant to the Registration Rights Agreement the Company may register with the Commission the resale of securities of the Company held by any Founder, or any permitted transferee, or common stock issued or issuable upon exercise of such securities, at any time after the date on which such securities are no longer subject to the transfer restrictions set forth in the Escrow Agreement, (y) the Company may issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, and (z) the Company may contract to sell, and issue shares of Common Stock and other securities of the Company that may be convertible into or exercisable or exchangeable for shares of Common Stock in connection with its Initial Business Combination.

(h) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and nations (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters solely relating to such registration and qualification); (v) the registration of the Securities under the Exchange Act; (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees expenses of counsel for the Underwriters solely relating to such filings); (vii) the listing fee of the American Stock Exchange, (viii) the transportation and other expenses incurred by the Company and its officers and directors in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; it being expressly understood that, other than pursuant to charges (iv) and (v) above, the Underwriter shall be solely responsible for the fees and expenses of counsel to the Underwriters.

(j) Use of Free Writing Prospectus. Neither the Company nor the Underwriters will make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k) Maintenance of Registration. For a period of at least four (4) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its reasonable best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Common Stock or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an Initial Business Combination) without the prior written consent of the Representative.

(l) Form 8-K. The Company has retained its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the sale of the Founder Shares and the Insider Warrants. As soon as reasonably practicable after the Audited Financial Statements become available, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, reasonably practicable after the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option provided for in Section 2(b) hereof, the Company shall file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) Review of Financial Statements. For a period of at least five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated or ceases to be subject to the reporting requirements of the Exchange Act, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(n) Publicly Available Statements and Reports. For a period of five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated, the Company will furnish to the Representative such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities. Any financial statements and reports filed on the Commission’s Edgar website will be considered furnished to the Representative for purposes of this section.

(o) Affiliate Transactions.

(1) Except as set forth in this subsection (1), the Company shall not pay Lazard Ltd or its subsidiary, any of the Company’s directors or officers or any of their affiliates any fees or compensation of any kind (including finder’s and consulting fees) for services rendered to the Company prior to, or in connection with, the consummation of the Initial Business Combination other then any such fees or compensation approved by the Company’s audit committee or fees or compensation not in excess of $300,000 in the aggregate in any fiscal quarter; provided that the Company may (i) repay its obligations under that certain promissory note of the Company to Lazard in the amount of $100,000.00, (ii) pay the fees payable under the Services Agreement when due and (iii) reimburse such persons out of pocket expenses incurred in connection with seeking and consummating an Initial Business Combination from the amounts not held in the Trust Account and interest income of up to $8,000,000 which may be released to the Company from the Trust Account.

(2) The Company shall not consummate an Initial Business Combination with an entity affiliated with its officers, directors, Lazard Ltd or their affiliates, unless the Company obtains an opinion from an independent investment banking firm that is a member of FINRA that the Initial Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view and any such Initial Business Combination must be approved by a majority of the Company’s directors who do not have an interest in such Initial Business Combination and the Company’s audit committee, which will be comprised of independent directors.

(p) Amendment to the Warrant Agreement, Services Agreement, Co-Investment Agreement, Insider Letters and Subscription Agreements. The Company agrees and warrants that the Warrant Agreement, Services Agreement, Co-Investment Agreement, Insider Letters and Subscription Agreements shall not be amended, modified or otherwise changed without the prior written consent of the Representative, such consent not to be unreasonably withheld or delayed.

(q) Transfer Agent. For a period of at least five (5) years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent (the “Transfer Agent”).

(r) Net Proceeds. The Company will apply the net proceeds received by it from the Offering and the sale of the Insider Warrants in a manner consistent with the applications described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(s) Notice to FINRA.

(1) For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and the Representative prior to the consummation of the Initial Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Initial Business Combination.

(2) The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Securities.

(3) The Company shall advise FINRA of any merger with, or acquisition of, a FINRA member, or if the Company otherwise becomes a FINRA member, and shall furnish information related thereto to the Corporate Financing Department of FINRA for its review.

(t) Investment Company. The Company shall cause the proceeds to be held in the Trust Account to be invested only in accordance with the terms of the Trust Agreement. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates the Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(u) Funds Held Outside Trust. During the period prior to the Company’s Initial Business Combination, the Company may instruct the trustee under the Trust Agreement that up to an aggregate of $8,000,000.00 of interest income (after appropriate reserve for payment of taxes), be released to the Company solely for the purposes described in the “Use of Proceeds” section of the Registration Statement. After an aggregate of $8,000,000.00 is released to the Company, any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon) will remain in the Trust Account until the earlier of the consummation of the Company’s Initial Business Combination or its liquidation.

(v) Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable (i) upon exercise of any of the Founder Warrants, Insider Warrants or the Warrants outstanding from time to time and (ii) pursuant to Lazard’s agreement with the Company to apply any portion of the limit orders for up to $37,500,000 not used to purchase Aftermarket Shares to purchase Co-Investment Units.

(w) Issuance of Shares. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on an Initial Business Combination; provided, however, that the Company may issue Co-Investment Units for sale to Lazard immediately prior to the consummation of the Initial Business Combination to the extent any portion of the limit orders for up to $37,500,000 were not used to purchase Aftermarket Shares.

(x) Audit Committee Review of Expenses. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust, the Company shall cause its audit committee to review and approve all payments made to its officers, directors or the Company’s or their affiliates in excess of $300,000.00 in the aggregate in any fiscal quarter and any expense reimbursements payable to members of the Company’s audit committee or their affiliates will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(y) Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of the Initial Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(z) Internal Controls. The Company will use its best efforts to maintain “disclosure control and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) American Stock Exchange Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the American Stock Exchange.

(bb) Sarbanes-Oxley/AMEX. As soon as it is legally required to do so, the Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions reasonably necessary to (1) comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications and (2) comply with Part 8 and all other requirements of the American Stock Exchange’s AMEX Company Guide.

(cc) Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or Bylaws, as amended, in any material respect. Prior to the consummation of an Initial Business Combination or until the distribution of the Trust Account, the Company will not amend its Amended and Restated Certificate of Incorporation without the prior written consent of the Representative, which consent shall not be unreasonably withheld or delayed other than amending its Amended and Restated Certificate of Incorporation to extend the Company’s corporate existence to up to 36 months as described in the Prospectus.

(dd) Target Business Diligence. The Company agrees that it use its commercially reasonable efforts, prior to commencing its due diligence investigation of any operating business or businesses with which the Company seeks to effect an Initial Business Combination (a “Target Business”) or obtaining the services of any vendor, unless and to obtain from such Target Business or vendor an acknowledgement in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledging the same in any definitive document replacing any of the foregoing), that: (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $     (without giving effect to any exercise of the over allotment option) for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only: (i) in the event the Company consummates an Initial Business Combination, (x) to any Public Stockholders who exercise their conversion rights, (y) to the Underwriters in the amount of the Deferred Discount and (z) to the Company in the amount remaining in the Trust Account following such payments to the Public Stockholders and the Underwriters or (ii) to the Public Stockholders upon the liquidation of the Company; and (b)(i) such Target Business for purposes of evaluating and/or consummating a Business Combination with the Company, or (ii) such vendor in providing services to the Company, as the case may be, agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason.

(ee) Initial Business Combination.

(1) Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business or businesses which the Company seeks to acquire for its Initial Business Combination or obtaining the services of any vendor, it will use commercially reasonable efforts to cause the Target Business or vendor to execute a waiver letter in the form attached hereto as Exhibit A. If a Target Business or other third party were to refuse to enter into such a waiver, the Company hereby agrees to enter into discussions with such Target Business or engage such other third party only if the Company determines that the Company could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver in writing.

(2) Initial Business Combination/Distribution Procedure. Prior to the consummation of the Initial Business Combination, the Company will submit such transaction to the Company’s stockholders for their approval (an “Initial Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and in the event that the Company does not effect an Initial Business Combination within twenty-four (24) months from the Effective Date, (subject to extension to thirty-six (36) months, if the Company has entered into a definitive agreement with respect to a business combination within such twenty-four (24) month period and amends its Amended and Restated Certificate of Incorporation to effect such extension as provided therein), the Company will notify the Delaware Secretary

of State in writing that its corporate existence is ceasing as of             , 2010 and include with such notice payment of any franchise taxes then due or assessable by the State of Delaware and the Company will liquidate and will distribute to all holders of the Common Stock issued as part of the Units in this offering (the “IPO Shares”), an aggregate sum equal to the Company’s Liquidation Value (as defined below); provided, however, that each of Lazard and the directors of the Company has waived its rights to receive payment of the Liquidation Value with respect to their Founder Shares. The Company’s “Liquidation Value” shall mean the amount in the Trust Account, inclusive of any interest, plus any remaining net assets (subject to the Company’s obligations under the laws of the State of Delaware to provide for claims of creditors). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company or Warrants. With respect to the Initial Business Combination Vote or any vote to amend the Company’s Amended and Restated Certificate of Incorporation to effect an extension of the Company’s corporate existence to up to 36 months if the Company has entered into a definitive agreement with respect to an Initial Business Combination within 24 months of the date of the Prospectus (the “Extended Period”), the Company shall cause all of the Founders to vote the Founder Shares owned by them immediately prior to the Offering in the same manner as a majority of the Public Stockholders of the Common Stock. Additionally, all Founders have agreed to vote all Common Stock acquired by them in or after the Offering in favor of the Initial Business Combination and the Extended Period. At the time the Company seeks approval of the Initial Business Combination or the Extended Period, the Company will offer to each holder of IPO Shares other than the Founders (the “Public Stockholders”) the right to convert their shares of Common Stock at a per share conversion price (the “Conversion Price”) equal to (A) the amount in the Trust Account, calculated as of two business days prior to the consummation of such proposed Initial Business Combination or the approval of the Extended Period, as applicable, inclusive of (x) the proceeds from this Offering and the sale of the Insider Warrants, held in trust, (y) the amount held in the Trust Account representing the Deferred Discount and (z) any interest income earned on the funds held in the Trust Account, net of taxes payable, that are not released to the Company to cover its operating expenses in accordance with Section 5(o), divided by (B) the total number of IPO Shares. If the Extended Period is approved by a majority of the holders of outstanding Common Stock and Public Stockholders holding less than 33.33% of the shares of Common Stock sold in the Offering vote in the aggregate (a) against approval of the Extended Period and (b) elect to convert their shares of Common Stock, the Company will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Extended Period. If a majority of the shares voted by the Public Stockholders are voted to approve the Initial Business Combination, and if Public Stockholders holding less than 33.33% of the shares of Common Stock sold in the Offering vote in the aggregate (a) against approval of an Initial Business Combination and (b) against the Extended Period, and elect to convert their shares of Common Stock, the Company will proceed with such

Initial Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Initial Business Combination. Only Public Stockholders holding shares of Common Stock shall be entitled to receive distributions from the Trust Account in connection with the approval of an Extended Period or an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company. If Public Stockholders holding 33.33% or more on a cumulative basis vote against a potential Initial Business Combination and an Extended Period and elect to convert their shares, the Company will not proceed with such Initial Business Combination and will not convert such shares.

(3) Value of Target Business. The Company agrees that the initial Target Business that it acquires in an Initial Business Combination must have a collective fair market value equal to at least 80% of the balance in the Trust Account (exclusive of the Deferred Discount) at the time of such acquisition. The fair market value of the Target Business will be determined by the Company’s Board of Directors based upon one or more standards generally accepted by the financial community (which may include actual and potential revenues, earnings, cash flow and/or book value). If the Company’s Board of Directors is not able to independently determine that the Target Business has a sufficient fair market value, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

(ff) Deferred Compensation. Upon the consummation of the Initial Business Combination, the Company will pay to the Representative, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Opinion of Counsel for the Company. The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Representative their opinion and letter, dated the Closing Date and addressed to the Representative in forms attached hereto as Exhibit B.

(c) Opinion of Counsel for the Representative. The Representative shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package and the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officer’s Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) Secretary’s Certificate. The Company shall have furnished to the Representative a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the bylaws and certificate of incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the American Stock Exchange, and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) Comfort Letters. The Company shall have requested and caused Deloitte & Touche to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, and that they have not, during the periods covered by the financial statements included in the Registration Statement, Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is used in Section 10(A)(g) of the Exchange Act, and stating in effect that:

(1) in their opinion the financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(2) on the basis of a reading of the latest unaudited financial statements made available by the Company, if any; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and [various committees] of the board of directors; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to                     , 2007, nothing came to their attention which caused them to believe that:

(i) any unaudited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus; and

(ii) with respect to the period subsequent to                 , 2007, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the                 , 2007 balance sheet included in the Disclosure Package, Registration Statement and the Prospectus, except for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; and

(3) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Disclosure Package, Registration Statement and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Disclosure Package and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there shall not have been (1) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (2) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h) Further Information. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) Insider Letters. On the Closing Date, the Company shall have furnished to the Representative Insider Letters, substantially in the form filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time) from each of the holders of the Founder Units as well as lock up agreements from each officer and director substantially in the form of Exhibit C-1 hereto.

(k) Listing on the American Stock Exchange. The Securities shall be duly listed, subject to notice of issuance, on the American Stock Exchange, satisfactory evidence of which shall have been provided to the Representative.

(l) Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Buyback Agreement, the Subscription Agreements, the Services Agreement, the Escrow Agreement, the Co-Investment Agreement and the Registration Rights Agreement.

(m) No Brokers. At the Execution Time, the Company shall have requested and caused each of the Founders and the Company’s directors and officers to have executed and furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative, to the effect that, except as described in the Registration Statement, the Disclosure Package and the Prospectus, as of such time there are no claims, payments, arrangements, contracts or agreements relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by any of the Founders or the Company’s directors or officers with respect to the sale of the Securities hereunder or any other arrangements or agreements by any Founder or Company director or officer that would reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA.

(n) Trust Account. On the Closing Date, the Company shall have furnished to the Representative one or more certificates signed by an authorized officer of the Trustee to the effect of certifying that (i) the proceeds of $12,500,000.00 from the sale of the Insider Warrants and (ii) the net proceeds of $             from the sale of the Securities, shall have been deposited in the Trust Account.

(o) Escrow Account. Prior to or on the Closing Date, the Founders shall have deposited the Founder Units and the Insider Warrants in the Escrow Account.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, at 590 Madison Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company, or any failure on the part of a Founder or any director or executive officer of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page of the Prospectus regarding delivery of the Securities, (ii) under the heading “Underwriting” in the Prospectus, (iii) the list of Underwriters and their respective participation in the sale of the Securities, (iv) the sentences related to concessions and reallowances and (v) the paragraphs related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus and the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to one local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, upon consultation with counsel, that there are legal defenses available to it and/or other indemnified parties which are materially different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Common Stock or Warrants shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ Stock Market (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on any such exchanges or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to (a) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Sapphire Industrials Corp., 30 Rockefeller Plaza, 62nd Floor, New York, New York 10020, Attention:          (fax no.: (212) 632-6000) and confirmed (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP Four Time Square, New York, New York 10036 Attention: Stacy J. Kanter and Gregg A. Noel (fax no.: (212) 735-3000).

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated January 3, 2008, relating to the Securities and (ii) the Time of Delivery Information set forth on Schedule II hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean              [a.m./p.m.] on             , 2008.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430A, as amended or supplemented at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

20. Canada. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

If the foregoing is in accordance with your understanding of our agreement, as Representative, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature Page Follows]

Very truly yours, Sapphire Industrials Corp.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

To be determined.

SCHEDULE II

To be determined.

EXHIBIT A

Form of Trust Claim Waiver Letter

[Letterhead Of Prospective Vendor Or Target Business]

, 200

Sapphire Industrials Corp.

30 Rockefeller Plaza

62nd Floor

New York, NY 10020

Ladies and Gentlemen:

We understand that Sapphire Industrials Corp. (the “Company”) is a recently organized blank check company formed for the purpose of acquiring (an “Initial Business Combination”) one or more businesses or assets. We further understand that the Company’s sole assets consist of the cash proceeds of the recent public offering (the “IPO”) and private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of the Company, certain of its stockholders and the underwriters of its IPO. The monies in the Trust Account may be disbursed only (1) to the Company in limited amounts from time to time (and in no event more than $         in total) in order to permit the Company to pay its operating expenses; (2) if the Company completes an Initial Business Combination, to certain dissenting public stockholders, to the underwriters in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to the Company; and (3) if the Company fails to complete an Initial Business Combination within the allotted time period and liquidates, subject to the terms of the agreement governing the Trust Account, to the Company in limited amounts to permit the Company to pay the costs and expenses of its liquidation and dissolution, and then to the Company’s public stockholders (as such term is defined in the agreement governing the Trust Account).

For and in consideration of the Company’s agreement to engage our services, we hereby waive any right, title, interest or claim of any kind (any “Claim”) we have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to the Company as described in clause (1) of the preceding paragraph) as a result of, or arising out of, any Claims against the Company in connection with contracts or agreements with the Company or in connection with services performed for or products provided to the Company.

This letter shall be governed by and construed and enforced in accordance with the laws of the State of New York. We hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this letter or any Claim subject hereto.

Yours very truly,
[NAME]

By,
Name:
Title:

EXHIBIT B

Form of Opinion of Counsel for the Company

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2. The Company has the authority to do business in the state of New York.

3. The Company has the corporate power and corporate authority to execute and deliver each of the Transaction Documents and to consummate the transactions contemplated thereby.

4. The Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. The 23,000,000 shares of Common Stock shown by the Company’s stock record books as being issued and outstanding immediately prior to the date hereof have been duly authorized and are validly issued and are fully paid and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the Certificate of Incorporation or By-laws, the DGCL or under any Applicable Contract.

5. The statements in the Preliminary Prospectus and the Prospectus under the captions “Certain Transactions” and “Description of Securities,” insofar as such statements purport to summarize certain provisions of the Securities, fairly summarize such provisions in all material respects.

6. The forms of certificate used to evidence each of the Units, Common Stock and Warrants comply in all material respects with the applicable requirements of the Certificate of Incorporation and By-laws, the DGCL and the American Stock Exchange.

7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8. Each of the Transaction Documents (other than the Underwriting Agreement, which is addressed in paragraph 7 above and the Inside Letters, which are addressed in Paragraph 9 below) has been duly authorized, executed and delivered by the Company and Lazard Funding, to the extent a party thereto, and is a valid and binding agreement of the Company and Lazard Funding, to the extent a party thereto, enforceable against the Company and Lazard Funding, to the extent a party thereto, in accordance with its terms.

9. Each of the Insider Letters has been duly authorized, executed and delivered by the Company and Lazard Funding, to the extent a party thereto, and is a valid and binding agreement of the Company and each of the Founders, to the extent a party thereto, enforceable against the Company and the Founders, to the extent a party thereto, in accordance with its terms.

10. The Units have been duly authorized by the Company and, when delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

11. The Common Stock included in the Units has been duly authorized by the Company and, when delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation or By-laws or any Applicable Contract.

12. The Warrants included in the Units issued pursuant to the Underwriting Agreement, when such Units are delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

13. The Founder Units have been duly authorized by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms. The Common Stock included in the Founder Units has been duly authorized by the Company and is validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation or By-laws or any Applicable Contract. The Founder Warrants included in the Founder Units and the Insider Warrants are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

14. The Warrant Shares initially issuable upon exercise of the Warrants included in the Units, the Founder Warrants and the Insider Warrants have been duly authorized by all necessary corporate action and, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation or By-laws or any Applicable Contract.

15. To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Preliminary Prospectus or the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.

16. The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities but excluding the consummation of the Business Combination, will not (i) conflict with the Certificate of Incorporation or By-laws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or Applicable Order.

17. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby except for the consummation of the Business Combination (other than the issuance and exercise of the Warrant Shares and the registration of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement).

18. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Prospectus, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940.

* Opinions subject to further negotiation.

EXHIBIT C-1

[Form of Lock-Up Agreement]

[Letterhead of officer or director of Sapphire Industrials Corp.]

Sapphire Industrials Corp.

Public Offering of Units

, 2008

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representative of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Sapphire Industrials Corp., a Delaware corporation (the “Company”), and you as the Representative of the group of Underwriters named therein, relating to an underwritten public offering of Units consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant, to purchase one share of Common Stock of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, hedge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement; provided, however, that if (A) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that the foregoing restrictions shall not apply to transfers by the undersigned (1) to employees of Lazard Ltd or its subsidiaries, including Lazard and Lazard Group LLC, or the Company, (2) to an entity’s members upon its liquidation, (3) to relatives and trusts for estate planning purposes, (4) by private sales with respect to up to 33% of the Founder Units (as defined in the Underwriting Agreement) made at or prior to the consummation of the Initial Business Combination (as defined in the Underwriting Agreement) at prices no greater than the price at which the securities were originally purchased from the Company or [Lazard only: (5) the transfer by Lazard of up to two million IPO Units to LFCM Holdings or its subsidiaries or affiliates at the price per unit paid by Lazard for the Offering Units at any time prior to the announcement of the Initial Business Combination], in each case where the transferee agrees to the terms of the Escrow Agreement (as defined in the Underwriting Agreement).

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise terminate and be of no further force and effect.

Yours very truly,

[Signature of officer or director]